                                                                    EXHIBIT 10.4

                             RADVIEW SOFTWARE LTD.
          AMENDED AND RESTATED KEY EMPLOYEE SHARE INCENTIVE PLAN (1996)

1.       NAME:

This plan, as amended from time to time, shall be known as the "RADVIEW SOFTWARE LTD." Key Employee Share Incentive Plan (1996)" (the "Plan").

2.       PURPOSE:

2.1 The purposes and intents of the Plan are as follows: (i) to provide incentives to Israeli employees or directors of RADVIEW SOFTWARE LTD. (the "Company") and its subsidiaries by providing them with opportunities to purchase shares in the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of the "Capital Gain Track" under Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, as amended (hereinafter - the "Ordinance") and the rules promulgated thereunder; and (ii) to provide incentives to consultants of the Company and its subsidiaries, by providing them with opportunities to purchase shares in the Company, in order to provide them incentives to assist in the promotion of the business of the Company.

2.2      [Intentionally Omitted]

2.3 All provisions of this Plan shall apply, MUTATIS MUTANDIS, to grants of options to consultants of the Company or its subsidiaries. For the avoidance of doubt, unless otherwise resolved by the Committee (as defined below) or the Board of Directors, options issued hereunder to consultants shall not be subject to Section 5 hereof.

3.       ADMINISTRATION:

3.1 The Plan will be administered by the Compensation Committee (the "Committee"), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee and may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which all of its members are present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 Subject to the general terms and conditions of this Plan, the Committee shall have full authority to recommend to the Board of Directors, in its discretion, from time to time and at any time (i) the persons ("Grantees") to whom "Option Awards" (as hereinafter defined) shall be granted, (ii) the number of shares to be covered by each Option Award,
         (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. The Board of Directors shall have the exclusive authority to grant options under this Plan.

3.4 The Committee may from time to time adopt such rules and regulations for carrying out the plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

3.6 Any authority delegated herein to the Committee, may be exercised by the Board of Directors. Resolution of the Board of Directors in matters delegated to the Committee shall supercede any conflicting resolution by the Committee.

4.       GRANT OF OPTIONS AND ELIGIBLE GRANTEES:

4.1      [Intentionally Omitted]

4.2 Option Awards may be granted to any officer, director, consultant, key employee or other employee of the Company and its subsidiaries. The grant of an Option Award to a Grantee hereunder shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or stock option plan of the Company.

4.3 Israeli employees and/or directors of the Company, except however Controlling Shareholders (as such term is defined in Section 32(9) of the Ordinance) shall benefit from the "Capital Gain Track" and be subject to Section 102(b)(2) of the Ordinance. Furthermore, the Company shall not be entitled to grant Option Awards to any Israeli employees and/or directors of the Company (who are not Controlling Shareholders), other than under the "Capital Gain Track" before January 1, 2005.

5.       TRUSTEE:

The following provisions shall apply to Option Awards granted to Israeli employees and or directors of the Company:

5.1. Option Awards and/or shares in the Company that will be issued upon the exercise of the Option Awards will be held in trust and registered under the name of a trustee (the "Trustee"), who shall hold them in trust for the benefit of the Grantee in respect of whom such Option Award was granted. All certificates representing shares of the Company issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such shares are released from the trust as herein provided.

5.2 Anything herein to the contrary notwithstanding, Option Awards and/or shares in the Company which will be issued upon the exercise of the Option Awards may not be released from the trust before a date (the "Release Date") which shall be the later of: (i) the lapse of two (2) calendar years from the end of the calendar year of the Date of Grant (as defined in Section 7.1 below); (ii) the vesting of such Option Awards.

5.3 After the Release Date, upon the written request of the Grantee, the Trustee shall release Option Awards and/or shares in the Company which will be issued upon the exercise of the Option Awards, from the trust by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Grantee, provided, however, that the Trustee shall not so release any such Option Awards and/or shares to such Grantee unless, prior to, or concurrently with, such release, the latter provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid. Alternatively, from and after the Release Date, upon the written instructions of the Grantee to sell any Ordinary Shares issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities, and shall pay the balance thereof directly to the Grantee (after deducting its costs as provided hereunder), reporting to such Grantee and to the Company the amount so withheld and paid to said tax authorities.

5.4 Notwithstanding the above, the Committee may resolve, whether on a case by case basis or as a general rule, that Grantees may release Option Awards and/or shares in the Company which will be issued upon the exercise of the Option Awards from the trust before the Release Date, in which case the Grantees concerned shall bear the tax consequences of such early release.

5.5 Should the Trustee sell Ordinary Shares at the request of the Grantee, the Grantee shall pay the Trustee for its services and expenses incurred with respect to such sale of shares, and the Trustee will be entitled to withhold such amounts and pay the balance thereof to said Grantee.

6.       RESERVED SHARES:

The Company by Board of Directors resolution shall reserved from time to time certain amounts of authorized but unissued Ordinary Shares (nominal value NIS
0.01 per share) for purposes of the Plan, subject to adjustment as provided in
Section 11 hereof. All shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through the Option Awards under the Plan.

7.       OPTION AWARDS:

7.1 The Committee, subject to the approval of the Board of Directors, may award to Grantees options to purchase shares in the Company available under the Plan ("Option Awards"). The date of grant ("Date of Grant") of each Option Award shall be the date specified by the Committee at the time such award is made.

7.2 The instrument granting an Option Award shall state, INTER ALIA, the number of shares covered thereby, the dates when it may be exercised, the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

8.       OPTION PRICE:

The price per share covered by each Option Award shall be as determined by the Committee, subject to the approval of the Board of Directors, on the date of grant, provided that such price per share for any Option Award shall not be less than the par value of the share.

9.       EXERCISE OF OPTION AWARD:

9.1 Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.

9.2 An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office, with a copy to the Trustee, a "Notice of Exercise" which will also constitute a Share Incentive Agreement (the "Agreement") in such form and substance as may be prescribed by the Committee from time to time.

9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Sections 5 and 10 hereof, if any Option Award or any part thereof, has not been exercised and the shares covered thereby not paid for within sixty-two (62) months after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to Section 7), such Option Award, or such part thereof, and the right to acquire such shares, shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection with such unexercised options any shares are held in trust as aforesaid, such trust shall ipso facto expire and the trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.

9.4 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company, and shall be accompanied by a notice stating the number of shares being paid for thereby.

9.5 In the event that the Company will distribute cash dividends or any other cash payments to shareholders, then the dividends (or cash payments) relating to the shares already exercised will be transferred to the Trustee, who will transfer dividends (or cash payments) to Grantees who exercised the Option Awards to the extent exercised.

9.6 Each Grantee will be fully liable as a shareowner in the Company to the extent of the number and percentage of shares held on his behalf by the Trustee as a result of the exercise of any Option Award up to the nominal value of his shares.

10.      TERMINATION OF RELATIONSHIP:

10.1 If a Grantee should, for any reason, cease to be employed by the Company, or a non-employee director, or a consultant, of the Company, as the case may be, then all of his rights, if any, in respect of (a) all Option Awards theretofore granted to him under the Plan and not exercised (to the extent that they are exercisable at the time of termination of relationship) within two (2) weeks after such cessation of relationship, and (b) all shares which may be purchased by him under the Plan and which are not fully paid for within two (2) weeks after such cessation of relationship, shall ipso facto terminate.

10.2 In the event of such resignation or termination of Employment or relationship of a Grantee from the employ or service of the Company, his employment or service shall, for the purposes of this Section 10 be deemed to have ceased upon the delivery to the Company or its subsidiary, as the case may be, of notice of resignation or termination of service, or upon the delivery to the employee, the director or the consultant of notice of termination of employment or service, as the case may be, irrespective of the effective date of such resignation or termination of employment or service.

10.3     [Intentionally Omitted]

10.4     [Intentionally Omitted]

10.5     [Intentionally Omitted]

10.6     [Intentionally Omitted]

10.7     Death, Disability, Retirement:

         Anything herein to the contrary notwithstanding:

         10.7.1 If a Grantee shall die while in the employ or service of the Company, his estate, to the extent that it has acquired by will or by operation of law the rights of the deceased Grantee under the Plan, shall be entitled for a period of three (3) months following the date of death of such Grantee, to exercise such rights of such Grantee not theretofore exercised, to the same extent (but only to the extent), and on the same terms, as the deceased Grantee could have done during or at the end of such three-month period had he survived and had he continued his employ with the Company.

         10.7.2 If a Grantee is unable to continue to be employed by the Company or to provide services to the Company, by reason of his becoming incapacitated while in the employ or service of the Company as a result of an accident or illness or other cause which is approved by the Committee, such Grantee shall continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

         10.7.3 If an employee Grantee should retire, he shall continue to enjoy such rights, if any, under the Plan and on such terms and conditions as the Committee in its discretion may determine.

11.      ADJUSTMENTS:

Upon the happening of any of the following described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided:

11.1 In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company or of another corporation, then, upon the exercise of an Option Award, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

11.2 In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee, upon exercising such right, shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he is exercising his said right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of cash in lieu of fractional shares, as is equal to the amount of shares and the amount of cash in lieu of fractional shares which he would have received had he been the holder of the shares as to which he is exercising his said right at all times between the date of the granting of such right and the date of its exercise.

11.3 Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan, in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in Sections 11.1 and 11.2 above.

11.4 The Committee shall determine the specific adjustments to be made under this Section 11, and its determination shall be conclusive.

12.      ASSIGNABILITY AND SALE OF SHARES:

No Option Award and no shares purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of his rights to purchase shares hereunder shall be exercisable only by him.

13. TERM AND AMENDMENT OF THE PLAN:

13.1 The Plan was adopted by the Board of Directors of the Company and shall expire when the Board so resolves (except as to Option Awards outstanding on that date).

13.2 Subject to applicable laws, the Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. In no event will any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

14.      CONTINUANCE OF EMPLOYMENT:

Neither the Plan nor the Agreement shall impose any obligation on the Company to continue to keep any Grantee in its employ or service, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

15.      GOVERNING LAW:

The Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.      APPLICATION OF FUNDS:

The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

17.      TAX CONSEQUENCES:

Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.